                                                                   EXHIBIT 99.15

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:

    We have audited the accompanying statements of operations and cash flows of the Charlotte Sheraton Airport Plaza (the "Hotel") for the period from January 1, 1996 to February 2, 1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Charlotte Sheraton Airport Plaza's operations and its cash flows for the period from January 1, 1996 to February 2, 1996 and the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Washington, D.C.
March 29, 1996

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CHARLOTTE SHERATON AIRPORT PLAZA
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 2, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                   1996        1995        1994         1993
                                                                ----------  ----------  -----------  ----------
Revenue:
  Rooms.......................................................  $  404,646   4,353,741    4,279,608   3,764,540
  Food and beverage...........................................     330,471   3,136,701    2,698,709   2,625,091
  Other operating departments.................................      21,096     609,342      861,007     779,557
                                                                ----------  ----------  -----------  ----------
                                                                   756,213   8,099,784    7,839,324   7,169,188
                                                                ----------  ----------  -----------  ----------
Operating costs and expenses:
  Rooms.......................................................     111,163   1,067,053    1,151,114     976,178
  Food and beverage...........................................     258,901   2,101,504    1,906,329   1,854,924
  Other operating departments.................................      13,740     114,588       82,500      80,354
Undistributed operating expenses:
  Administrative and general..................................      73,487     375,920      263,728     254,309
  Sales and marketing.........................................      90,546     922,890      927,186     863,274
  Management fees.............................................      22,497     269,689      391,966     358,459
  Property operating costs....................................      67,286     618,771      556,634     519,500
  Property taxes, insurance and other.........................      41,126     425,563      404,523     356,690
  Depreciation and amortization...............................      49,600     595,522      603,543     587,150
  Interest expense............................................          --     689,563    3,378,933   1,466,088
                                                                ----------  ----------  -----------  ----------
                                                                   728,346   7,181,063    9,666,456   7,316,926
                                                                ----------  ----------  -----------  ----------
Net income (loss).............................................  $   27,867     918,721   (1,827,132)   (147,738)
                                                                ----------  ----------  -----------  ----------
                                                                ----------  ----------  -----------  ----------

See accompanying notes to financial statements.

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CHARLOTTE SHERATON AIRPORT PLAZA
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 2, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                 1996         1995         1994         1993
                                                              -----------  -----------  -----------  ----------
Cash flows from operating activities:
  Net income (loss).........................................  $    27,867      918,721   (1,827,132)   (147,738)
  Adjustments to reconcile net income (loss) to net cash
    provided (used) by operating activities:
      Depreciation and amortization.........................       49,600      595,522      603,543     587,150
      Decrease (increase) in accounts receivable............       70,128      (86,461)     (45,518)    (44,970)
      Increase in intercompany receivable...................     (450,000)  (1,444,939)  (1,937,634)   (263,645)
      Decrease (increase) in other assets...................       50,127       87,415       (5,447)     40,469
      Increase (decrease) in accounts payable and accrued
        expenses............................................      (80,687)     165,657      193,488      75,714
      Increase in interest payable..........................           --      689,563    3,378,346      92,000
                                                              -----------  -----------  -----------  ----------
Net cash provided (used) by operating activities............     (332,965)     925,478      359,646     338,980
                                                              -----------  -----------  -----------  ----------
Cash flows from investing activities--purchases of
  furniture, fixtures and equipment.........................      (57,124)    (257,302)    (346,957)   (133,901)
                                                              -----------  -----------  -----------  ----------
Cash flows from financing activities--principal payments on
  note payable..............................................           --           --           --    (203,839)
                                                              -----------  -----------  -----------  ----------
Net increase (decrease) in cash.............................     (390,089)     668,176       12,689       1,240
Cash at beginning of period.................................      712,894       44,718       32,029      30,789
                                                              -----------  -----------  -----------  ----------
Cash at end of period.......................................  $   322,805      712,894       44,718      32,029
                                                              -----------  -----------  -----------  ----------
                                                              -----------  -----------  -----------  ----------
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................  $        --           --          587   1,374,088
                                                              -----------  -----------  -----------  ----------
                                                              -----------  -----------  -----------  ----------

See accompanying notes to financial statements.

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CHARLOTTE SHERATON AIRPORT PLAZA
Notes to Financial Statements
For the period from January 1, 1996 to February 2, 1996
(date of acquisition by EquiStar Hotel Investors, L.P.)
and the years ended December 31, 1995, 1994 and 1993

(1) ORGANIZATION

    The Charlotte Sheraton Airport Plaza (the "Hotel") is a 226 room, full-service hotel located near the Charlotte Douglas International Airport. The Hotel was constructed in 1985.

    The Hotel was owned by Krisch Realty Associates, L.P. ("Krisch Realty") during 1993, 1994 and through March 7, 1995, when it was conveyed to the lender.

    The Hotel was sold on February 2, 1996 to EquiStar for a purchase price of $18,000,000.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accounts of the Hotel were included in the financial records of Krisch Realty, which owned the Hotel until it was conveyed to the lender. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared on the accrual basis of accounting.

    DEPRECIATION

    Depreciation is computed on the cost of hotel property and equipment using the straight-line method over 45 years for the building, ten years for most building improvements, and five to eight years for furniture, fixtures and equipment.

    BAD DEBT EXPENSE

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivables and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

    REVENUE

    Revenue is earned primarily through the operations of the hotel and recognized when earned.

    INCOME TAXES

    The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities are passed through to the individual partners in accordance with the Partnership Agreement and the Internal Revenue Code.

    USE OF ESTIMATES

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

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CHARLOTTE SHERATON AIRPORT PLAZA
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(3) INTEREST EXPENSE

    For the period from January 1, 1995 to February 2, 1995, and during 1994 and 1993, financing for the Hotel was provided through a two-tier loan. The first tier loan, which had an original principal balance of $12,523,925, had an interest rate of prime plus 1%. Principal and interest payments on the first tier loan were due monthly. The second tier loan, which had an original principal balance of $7,444,062, required interest payments based on the Hotel's cash flow.

    During January 1994, the owner ceased making payments on the loan and the loan went into default. From that point, the first and second tiers of the loan accrued interest at the default rate of 16% until March 7, 1995, when the Hotel was conveyed to the lender.

(4) OTHER RELATED-PARTY TRANSACTIONS

    Krisch Hotels, Inc. ("Krisch"), an affiliate of the Hotel's owner, managed the Hotel until March 7, 1995, and charged the Hotel base management fees of 3% of gross revenues. The Hotel management agreement also provided for incentive management fees to be paid to Krisch of 10% of net operating income, as defined in the agreement. After March 7, 1995, the Hotel incurred only base management fees of 3% of gross revenues. For the period from January 1, 1996 to February 2, 1996, and for 1995, 1994 and 1993, base and incentive management fees incurred by the Hotel totaled $22,497, $269,689, $391,966 and $358,459, respectively.

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